POWER OF ATTORNEY KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald A. Nolan, Mark R. Augdahl and Bryan A. Welp, and each of them, acting individually, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all Registration Statements on Form S-8, and any and all amendments thereto (including post-effective amendments), relating to the registration of the offer and sale by the Company of up to 800,000 shares of common stock, $0.33 1/3 par value per share, pursuant to the Apogee Enterprises, Inc. 2019 Stock Incentive Plan, as Amended and Restated (2026), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable state securities authorities or other agencies, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to perform every act and thing whatsoever necessary or appropriate to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. IN WITNESS WHEREOF, this Power of Attorney has been signed by the following persons as of the dates set forth below: Signature Title Date /s/Donald A. Nolan Donald A. Nolan Chief Executive Officer and Executive Chair (principal executive officer) June 25, 2026 /s/Mark R. Augdahl Mark R. Augdahl Chief Financial Officer (principal financial and accounting officer) June 25, 2026 /s/Mark A. Pompa Mark A. Pompa Lead Director June 25, 2026 /s/Christina M. Alvord Christina M. Alvord Director June 25, 2026 /s/Elizabeth M. Lilly Elizabeth M. Lilly Director June 25, 2026 /s/Herbert K. Parker Herbert K. Parker Director June 25, 2026 /Patricia K. Wagner Patricia K. Wagner Director June 25, 2026 EXHIBIT 24.1

SUPPLEMENTAL POWER OF ATTORNEY KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby executes this Supplemental Power of Attorney in connection with the Power of Attorney executed in connection with the Company's Registration Statement on Form S-8 relating to the Apogee Enterprises, Inc. Stock Incentive Plan. I, Joseph B. Hayek, a director of Apogee Enterprises, Inc., hereby appoint each of Donald A. Nolan, Mark R. Augdahl and Bryan A. Welp, acting individually, as my attorney-in-fact with the same authority set forth in the Power of Attorney executed in connection with the Company's Registration Statement on Form S-8 relating to the Apogee Enterprises, Inc. Stock Incentive Plan, as such Power of Attorney may be amended or supplemented from time to time, and I adopt and approve such Power of Attorney as if I had originally executed it. I, Suresh Krishna, a director of Apogee Enterprises, Inc., hereby appoint each of Donald A. Nolan, Mark R. Augdahl and Bryan A. Welp, acting individually, as my attorney-in-fact with the same authority set forth in the Power of Attorney executed in connection with the Company's Registration Statement on Form S-8 relating to the Apogee Enterprises, Inc. Stock Incentive Plan, as such Power of Attorney may be amended or supplemented from time to time, and I adopt and approve such Power of Attorney as if I had originally executed it. IN WITNESS WHEREOF, this Supplemental Power of Attorney has been signed by the following persons as of the dates set forth below: Signature Title Date /s/Joseph B. Hayek Joseph B. Hayek Director August 19, 2026 /s/Suresh Krishna Suresh Krishna Director August 18, 2026